As filed with the Securities and Exchange Commission on January 5, 2016
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISCOVERY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3171943
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(Address, including zip code, of Principal Executive Offices)

Discovery Laboratories, Inc. 401(k) Plan
(Full title of the plan)

Mary B. Templeton, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(215) 488-9300
(Name and address, and telephone number, including area code, of agent for service)

Copies to:
Ira L. Kotel, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value	1,100,000	(2)	$0.22	$242,000	$24.37

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act by taking the average of the high and low sales price per share of the Common Stock on The Nasdaq Capital Market on January 4, 2016.

(2)	Represents an additional 1,100,000 shares of Common Stock, par value $0.001 per share, issuable under the Discovery Laboratories, Inc. 401(k) Plan (the “401(k) Plan”). The issuance of such shares under the 401(k) Plan was approved by the Board of Directors on October 27, 2015. The 401(k) Plan qualifies as an employee benefit plan as defined under Rule 405 of Regulation C. Pursuant to Rule 416 promulgated under the Securities Act, this registration statement shall be deemed to cover any additional securities that become issuable under the 401(k) Plan by reason of any stock splits, stock dividends or recapitalizations or other similar transactions.

EXPLANATORY NOTE

This registration statement is being filed to register the issuance of an additional 1,100,000 shares of Common Stock that may be issued pursuant to the Discovery Laboratories, Inc. (the “Company”) 401(k) Plan (“401(k) Plan”), plus any additional securities that become issuable under the 401(k) Plan by reason of any stock splits, stock dividends or recapitalizations or other similar transactions.

The Company previously registered shares of Common Stock for issuance under the 401(k) Plan on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2003 (File No. 333-110412), September 28, 2006 (File No. 333-137643), December 23, 2008 (File No. 333-156443), January 22, 2010 (File No. 333-164470), March 31, 2010 (File No. 333-165809), September 30, 2010 (File No. 333-169662), April 1, 2011 (File No. 333-173259), March 30, 2012 (File No. 333-1804970, March 22, 2013 (File No. 333-187486), June 30, 2014 (File No. 333-197139), and January 14, 2015 (File No. 333-201478).  Pursuant to General Instruction E to Form S-8 and with respect to the additional shares of Common Stock registered hereunder for issuance under the 401(k) Plan, the contents of such registration statements, including all exhibits thereto as applicable, are incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8.  Those documents do not need to be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed on November 5, 2015;

(e)	The Company’s Current Reports on Form 8-K filed on January 2, 2015, March 17, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), March 31, 2015, April 16, 2015, May 8, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), May 15, 2015, June 9, 2015, July 1, 2015, July 9, 2015, July 17, 2015, July 24, 2015, August 10, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), November 5, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), November 12, 2015 (excluding the matters in Item 7.01 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), and December 29, 2015;

(f)	The Company’s Definitive Proxy Statement filed with the Commission on April 29, 2015, including any amendments or supplements filed for the purpose of updating same;

(g)	The Company’s Definitive Proxy Statement filed with the Commission on December 14, 2015, including any amendments or supplements filed for the purpose of updating same; and

(h)	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the SEC on July 13, 1995 and February 6, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit No.	Description	Method of Filing
5.1	Opinion of Dentons US LLP, legal counsel.*	Filed herewith.
23.1	Consent of Dentons US LLP (included in Exhibit 5.1)	Filed herewith.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.
24.1	Powers of Attorney (included on signature page to this registration statement).	Filed herewith.

* In accordance with Item 8 of Form S-8, and in lieu of the opinion of counsel or determination contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania on this 5th day of January, 2016.

DISCOVERY LABORATORIES, INC.
(Registrant)

By:	/s/ John G. Cooper
John G. Cooper
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Discovery Laboratories, Inc., and each of us, do hereby constitute and appoint each of John G. Cooper, Mary B. Templeton, Esq., and John A. Tattory, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-8 under the Securities, or any registration statement for the same offering that is to be effective upon filing under the Securities Act, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name and Title	Date

John G. Cooper
President, Chief Executive Officer
and Director
/s/ John G. Cooper	(Principal Executive Officer)	January 5, 2016

John A. Tattory
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and
/s/ John A. Tattory	Principal Accounting Officer)	January 5, 2016

John R. Leone
/s/ John R. Leone	Chairman of the Board of Directors	January 5, 2016

Joseph M. Mahady
/s/ Joseph M. Mahady	Director	January 5, 2016

Bruce A. Peacock
/s/ Bruce A. Peacock	Director	January 5, 2016

Marvin E. Rosenthale, Ph.D.
/s/ Marvin E. Rosenthale	Director	January 5, 2016